                           SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made as of the 19 day of November, 1996 by and between TEACHERS' RETIREMENT SYSTEM OF
THE STATE OF ILLINOIS, a retirement system created pursuant to the laws of the State of Illinois ("Landlord"), and MEDIALINK WORLDWIDE, INCORPORATED (formerly known as VIDEO BROADCASTING CORPORATION), a Delaware corporation, doing business as Medialink ("Tenant").

                               R E C I T A L S:

         A. WHEREAS, Landlord and Tenant entered into a lease dated June 7, 1989 (the "Original Lease") for certain premises designated as Suite No. 2010 consisting of approximately 1,317 rentable square feet of space (the "Current Premises") and located in the building commonly known as The Time & Life Building, 541 North Fairbanks Court, Chicago, Illinois (the "Building"); and

         B. WHEREAS, the Original Lease was amended by that certain First Amendment to Lease dated as of June 1, 1994 (the "First Amendment", and together with the Original Lease, the "Lease"); and

         C. WHEREAS, the current term of the Lease (the "Original Term") is scheduled to expire on February 28, 1999; and

         D. WHEREAS, the parties hereto are desirous of amending the Lease in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

         1. Extension of Term. The term of the Lease is hereby extended through and including September 30, 2003, unless sooner terminated pursuant to the Lease or this Second Amendment, subject to all of the terms and conditions of the Lease, as modified herein.

         2. Relocation. Tenant agrees that within five (5) business days of the New Possession Date (as hereinafter defined) it shall relocate from the Current Premises to that certain premises located on the 19th floor of the Building and consisting of approximately 2,362 square feet as shown "cross-hatched" on the site plan attached hereto as Exhibit A (the "New Premises"), and such relocation shall be in accordance with all the terms and conditions of this Second Amendment. Possession of the New Premises shall be deemed to have been tendered and accepted on the date (the "New Possession Date") Landlord delivers a possession notice to Tenant. Notwithstanding the foregoing, Landlord agrees that it shall not deliver a possession notice to Tenant until it has substantially completed all of the Landlord's Work (as defined in Paragraph 3 below) in the New Premises. Tenant acknowledges and agrees that, subject to the provisions of Paragraph 3 below and any punchlist items relating to Landlord's Work, Tenant is accepting the New Premises "as-is" with no representation and warranty by Landlord as to the condition or suitability of the New Premises for Tenant's intended use. On or before the New Possession Date, Tenant shall provide Landlord with written evidence in form and substance satisfactory to Landlord that the insurance Tenant is required to carry pursuant to Paragraph 11 of the Lease covers the New Premises. During the period commencing on the New Possession Date and continuing through and including the date Tenant completely vacates and surrenders the Current Premises, as more particularly described herein, the term "Premises" shall be deemed to refer to both the New Premises and the Current Premises, except as specifically stated herein.

         Tenant shall, within five (5) business days after the New Possession Date (the "Relocation Period") (i) relocate to the New Premises; (ii) commence conducting business therein; and (iii) surrender the Current Premises to Landlord pursuant to Paragraph 21 of the Lease. Tenant may relocate to the New Premises at any time during the Relocation Period. During the period commencing on the New Possession Date and continuing through 11:59 P.M. (Central Standard
Time) of the date immediately preceding the New Commencement Date (as hereinafter defined), Tenant shall continue to pay Base Rent and Base Rent Adjustments, as such terms are defined in the Lease, in the amounts and in the manner set forth in the Lease and all such items of rent determined on the basis of the square footage of the Leased Premises shall be calculated on the basis of 2,362 square feet. Notwithstanding anything to the contrary contained in the Lease or this Second Amendment, Tenant is required to conduct business in the Current Premises through the end of the normal business hours on the date immediately preceding the date Tenant commences to conduct business in the New Premises.

         In the event that Tenant does not vacate the Current Premises on or prior to the New Commencement Date, all of the provisions of the Lease shall continue to apply to the Current Premises and Tenant shall be considered to be a holdover Tenant in the Current Premises and Landlord shall have all of the right and remedies with respect to such holding over set forth in Paragraph 19 of the Lease and available at law or in equity.

          3. Landlord's Work. The phrase "Landlord's Work" shall mean and include the installation by Landlord, at its sole cost and expense, of (i) up to five (5) electrical outlets in the New Premises in locations designated by the Tenant; and (ii) countertops and cabinets in the kitchenette area in the New Premises as necessary in Landlord's reasonable determination for Tenant's use thereof. Landlord agrees to perform Landlord's Work as set forth in the Workletter attached hereto and incorporated herein as Exhibit B.

         4. New Premises. Effective upon the date (the "New Commencement Date") which is the earlier to occur of (i) the date Tenant commences to conduct business in the New Premises, or (ii) the date which is five (5) days following the New Possession Date, the New Premises shall be deemed to be the Premises for all purposes of the Lease.

         5. Basic Terms. Effective on October 1, 1996, Paragraph 1 of the Lease Basic Terms shall be amended as follows:

            (A) "Agent" shall be changed from "Bennett & Kahnweiler Asset Management Company" to "Miglin-Beitler Management Corporation";

            (B) "Agent's Address" shall be changed from "9700 West Bryn Mawr Avenue, Rosemont, Illinois 60018" to "181 West Madison Street, Chicago, Illinois 60602";

            (C) "Expense Base" shall be deleted in its entirety;

            (D) "Monthly Base Rental" shall be changed commencing October 1, 1996 from "$2,579.12 (subject to increase pursuant to Section 3A herein)" to "$1,574.67 (subject to increase pursuant to Section 3A herein");

            (E) "Tax Base" shall be deleted in its entirety;

            (F) "Tenant's Proportion" shall be changed from ".002432 (.2432%)" to ".0044 (.44%)";

            (G) "Term" shall be changed from "five (5) years" to "fourteen
         (14)" years-two (2) months";

            (H) "Termination Date" shall be changed from "July 31, 1994" to "September 30, 2003"; and

            (I) "Total Base Rent" shall be changed from "$164,314.78" to "344,078.61".

         6. Exhibit A. Effective as of New Commencement Date, Exhibit A attached hereto shall be substituted for (and override) Exhibit A attached to the Lease only for the purpose of identifying the New Premises and in all references in the Lease to Exhibit A for the purposes of identifying the New Premises shall be referenced to Exhibit A attached hereto.

         7. Base Rent. Notwithstanding the provisions of Paragraph 3 of the Lease, commencing on October 1, 1996 and continuing through the last day of the Term, Total Base Rent (as defined in the Lease) shall be as follows for each twelve (12) month period beginning on the October 1, 1996 (or each anniversary thereof) and ending on the last day of September of the next following calendar year (a "Lease Year"):

         The Monthly Base Rental shall be computed at the rates set forth below with respect to each calendar month falling in whole or in part within the Term:

                     ------------------------------------

Lease Year in which
 Calendar Month in          Applicable Monthly         Applicable Annual
   Question Falls              Base Rental                Base Rental
-------------------         ------------------         -----------------
 Lease Year 1               $1,574.67                  $ 18,896.00
 Lease Year 2                1,673.08                    20,077.00
 Lease Year 3                1,771.50                    21,258.00
 Lease Year 4                1,869.92                    22,439.00
 Lease Year 5                1,968.33                    23,620.00
 Lease Year 6                2,066.75                    24,801.00
 Lease Year 7                2,165.17                    25,982.00
                                                       -----------
Total Base Rent                                        $157,073.00

         Landlord and Tenant acknowledge and agree that the foregoing rent schedule has been determined as follows:

         A. The "Annual Base Rental" for Lease Year 1 is equal to $8.00 per rentable square foot and is increased by $.50 per square foot each year.

         B. Landlord and Tenant have caused the Premises to be measured and agree that the rentable square footage of the Premises is 2,362 rentable square feet.

         C. Notwithstanding anything contained in the Lease to the contrary, provided that Tenant is not then in default under the Lease, Tenant shall have no obligation to pay Monthly Base Rental and any Rent Adjustment (as those terms are defined in the Lease) during the month of October, 1996.

         8. Rent Adjustment. Paragraph 4 of the Lease shall be amended as follows: (i) subsection (B)(i) shall be deleted in its entirety and the following shall be inserted in lieu thereof. "(i) Tenant shall pay to Landlord Tenant's Proportion of Expenses during each Calendar Year."; and (ii) subsection
(b) (ii) shall be amended by deleting the first sentence in its entirety and the following shall be inserted in lieu thereof: "Tenant shall pay to Landlord Tenant's Proportion of Taxes during each Calendar Year." Notwithstanding anything to the contrary contained in the Lease, commencing on October 1, 1996, all "Rent Adjustment," including, without limitation, Expenses (as defined in Section 4 of the Lease) and Taxes (as defined in Section 4 of the Lease) shall be calculated on a basis of 2,362 square feet.

         9. Assignment/Subletting. Paragraph 16 of the Lease shall be amended by inserting the following as a new subparagraph (F):

                  "F. If Tenant is or, during the Term, will be an entity whose ownership is publicly traded, the transfer of less than fifty percent (50%) of the stock of Tenant on a national trading market (e.g., New York Stock Exchange, NASDAQ) in the normal course of business shall not be deemed a change of control as defined in subparagraph (C) above; provided, however, if fifty percent (50%) or more of the stock of Tenant is purchased by one or more related persons or entities, such transfer shall be deemed a change of control of Tenant for purposes of this subparagraph (F), which transfer will require the prior written consent of Landlord, and Landlord, at its option, may at any time thereafter terminate this Lease by giving Tenant written notice of said termination at least sixty (60) days prior to the date of termination stated in the notice."

         10. Broker. Each of the parties represents and warrants to the other that, except as expressly set forth in this Paragraph 9, such party has not dealt with any broker, agent or other person in connection with this Second Amendment and that no broker, agent or other person brought about this Second Amendment through the acts of or employment of either party, and each party agrees to indemnify, defend and hold the other party harmless from all liability arising from any claim for brokerage commissions of any kind (including, without limitation, attorneys' fees incurred in connection therewith) in connection with this Second Amendment, which claim arises (directly or indirectly) out of an agreement, contract, course of dealings or relationship between such party and the claiming party.

         Notwithstanding anything to the contrary contained herein, Landlord has retained Miglin-Beitler Management Corporation as its broker (the "Broker"). Landlord agrees to pay all brokerage commissions that may be due to the Broker in connection with this Second Amendment pursuant to its written agreement with Broker.

         11. Assignment/Sublet to Related Party. Paragraph 16 of the Lease is hereby amended by inserting the following at the end thereof:

             "F. Notwithstanding the foregoing provisions of this Section
         16, Tenant shall have the right, with Landlord's prior written approval, which shall not be unreasonably withheld or delayed, to sublet or assign the Premises or a part thereof, to a successor of Tenant resulting from a merger or consolidation of Tenant and/or to any entity under common control with Tenant (i.e. a subsidiary, parent or affiliate of Tenant), control being defined as provided in section C of this Section above."

         12. Signage. A new paragraph 30 shall be inserted into the Lease as follows:

                "Signage. Subject to Landlord's prior written approval of the size, quality and style of the signage, which shall not be unreasonably withheld, Tenant may install its standard graphics at the entrance to and inside the Premises."

         13. Definitions. Any term which is capitalized, but not defined in this Second Amendment, which is capitalized and defined in the Lease shall have the same meaning for purposes of this Second Amendment as it has for purposes of the Lease.

         14. Counterparts. This Second Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

         15. Conflict of Provisions. In the event of any conflict between the Lease and this Second Amendment, the terms, conditions and provisions of the latter shall govern. However, except as herein expressly amended, all of the terms, covenants, conditions and provisions of the Lease shall continue in full force and effect.

         16. Condition of Premises. Except as set forth in the Workletter attached hereto and in the Lease, Landlord shall have no obligation to make any repairs or improvements to the Premises and Tenant accepts the Premises "AS-IS", "WHERE-IS". Tenant acknowledges that, as of the date of Tenant's execution of this Second Amendment, the condition of the Premises is acceptable to Tenant, except for the work to be performed by Landlord pursuant to paragraph 3 hereof. No promise of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord to Tenant, unless the same is contained herein.

          17. Agency. This Second Amendment is executed by Capital Associates Realty Advisors Corp. ("Capital") acting solely as the duly authorized agent for the Teachers' Retirement System of the State of Illinois, and all the terms, provisions, stipulations, covenants and conditions to be performed by Landlord are undertaken solely as said duly authorized agent, and not individually, and all statements herein made by Landlord except for its authority to act as agent are made on information and belief and are to be construed accordingly. No personal liability shall be asserted or be enforceable against Capital or any of its agents, employees or shareholders by reason of any of the terms, provisions, stipulations, covenants and/or statements contained in this instrument.

          18. TRS Limitation of Liability. Without limitation of any other provision of the Lease or this Second Amendment, this Second Amendment is being executed by and on behalf of the Teachers' Retirement System of the State of Illinois ("TRS"). Neither TRS nor any present or future officer, director, employee, trustee, member or agent of TRS shall have any personal liability, directly or indirectly, and recourse shall not be had against TRS or any such officer, director, employee, trustee, member or agent, under or in connection with the Lease, this Second Amendment or any other document or instrument heretofore or hereafter executed in connection with same. Tenant hereby waives and releases any and all such personal liability and recourse. Tenant and its successors and assigns and all other persons claiming by, through or under Tenant shall look solely to Landlord's interest in the Building with respect to any claim against Landlord arising under or in connection with this Second Amendment or any other document or instrument heretofore or hereafter executed in connection with this Second Amendment. The limitations of liability provided herein are in addition to, and not in limitation of, any limitations of liability otherwise set forth herein or applicable to TRS by law or in any other contract, agreement or instrument.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

                                LANDLORD:

                                TEACHERS' RETIREMENT SYSTEM OF
                                THE STATE OF ILLINOIS

                                By: Capital Associates Realty Advisors
                                    Corp., its Investment Manager and duly
                                           authorized agent


                                By: /s/ Thomas J. Pabian
                                    ----------------------------------------
                                    Thomas J. Pabian
                                    Its: Executive Vice President


                                 TENANT:

                                 MEDIALINK WORLDWIDE,
                                 INCORPORATED, a Delaware corporation,
                                 doing business as Medialink


                                By: /s/ J. Graeme McWhirter
                                    -----------------------------------------
                                    Name:  J. Graeme McWhirter
                                           ----------------------------------
                                    Title: Executive Vice President
                                           ----------------------------------

                                   EXHIBIT A

                          DRAWING OF LEASED PREMISES

                                   EXHIBIT B

                                  WORK-LETTER


Landlord and Tenant hereby agree as follows:

         1. Incorporation of Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Second Amendment to which this Exhibit is attached and in which this Exhibit is incorporated.

         2. Landlord's Work. Landlord, at Landlord's sole cost and expense, shall commence and diligently prosecute to completion Landlord's Work. Landlord's Work shall be constructed in a good and workman like fashion, in accordance with the requirements set forth herein and in compliance with all applicable laws, ordinances, rules and other governmental requirements, including, but not limited to, the requirements of Landlord's fire insurance underwriters and all applicable Environmental Laws and Handicap Access Laws. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

         3. Contractor. Landlord shall competitively bid Landlord's Work and Landlord agrees to allow one (1) contractor chosen by Tenant and reasonably acceptable to Landlord to submit a bid to perform Landlord's Work. Landlord shall select the contractor which submits the lowest bid to perform Landlord's Work.

         4. Miscellaneous. Except as expressly set forth herein or in the Amendment, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises and the Amendment sets forth the entire agreement of Tenant and Landlord regarding Landlord's Work.

                                      B-1